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                                                                     EXHIBIT 2.1

                          AMENDED PLAN OF CONVERSION
                                      FOR
                             AMERICAN SAVINGS BANK


1.   INTRODUCTION.

     This Amended Plan of Conversion (the "Plan") provides for the conversion of American Savings Bank (the "Bank") from a state-chartered mutual to a state-chartered capital stock savings bank. The Board of Directors has carefully considered the alternatives available to the Bank with respect to its corporate structure and has determined that a mutual to stock conversion as described in this Plan is in the best interests of the Bank, its depositors and the communities served by the Bank. The restructuring of the Bank into the stock form of organization will enable the Bank to expand the Bank's franchise, compete more effectively with commercial banks and other financial institutions for new business opportunities, and as a stock institution, to increase its equity capital base and access the capital markets when needed. The business purposes of the Conversion are to provide the Bank with equity capital which will enable it to increase its reserves and net worth to support future lending and operational growth, branching activities and acquisitions of other financial institutions or financial services companies, and to increase its ability to render services to the communities it serves.

     The Board of Directors of the Bank currently contemplates that all of the stock of the Bank shall be held by a business corporation (the "Holding Company") organized under the laws of the State of Delaware and that the Holding Company will issue and sell its stock pursuant to this Plan. The use of the Holding Company, if so utilized, would provide greater organizational and operating flexibility. Shares of stock of the Bank will be sold to the Holding Company and the Holding Company will offer the Conversion Stock upon the terms and conditions set forth herein in a Subscription Offering to the Eligible Account Holders, Supplemental Eligible Account Holders (if any) and any Tax-Qualified Employee Stock Benefit Plan established by the Bank or Holding Company, in the respective priorities set forth in this Plan. Any shares of Conversion Stock not subscribed for by the foregoing classes of persons will be offered for sale to certain members of the public either directly by the Bank or the Holding Company through a Direct Community Offering or a Syndicated Community Offering or through an underwritten firm commitment public offering or through a combination thereof. In the event that the Bank decides not to utilize the Holding Company in conversion, Conversion Stock of the Bank, in lieu of the Holding Company, will be sold as set forth above and in the respective priorities set forth in this Plan. In addition to the foregoing, the Bank and the Holding Company intend to provide employment or severance agreements to certain management employees and certain other benefits to the Directors, officers and employees of the Bank as described in the Prospectus for the Conversion Stock.
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     In furtherance of the Bank's commitment to its community, this Plan provides for the establishment of a charitable foundation as part of the Conversion. The charitable foundation is intended to complement the Bank's existing community reinvestment activities in a manner that will allow the Bank's local communities to share in the growth and profitability of the Holding Company and the Bank over the long term. Consistent with the Bank's goal, the Holding Company intends to donate to the charitable foundation immediately following the Conversion a number of shares of its authorized but unissued Common Stock in an amount up to 8% of the common stock issued in the Conversion.

     For these reasons, the Board of Directors, on May 24, 1999, unanimously adopted, and, on June 28, 1999 and July 22, 1999, amended, this Plan to convert the Bank from a mutual form of organization to a stock form of organization.

     The terms of deposit accounts of the Bank's depositors will not be affected by the Conversion provided for in this Plan. Each deposit account holder in the converted Bank, prior to conversion, shall receive, without payment, a withdrawable account or accounts in the converted Bank equal in withdrawable amount to the withdrawable value of such account holder's account or accounts in the Bank prior to conversion. All deposit accounts in the Bank following the Conversion will continue to be insured by the Federal Deposit Insurance Corporation (the "FDIC"). The stock to be issued in the Conversion, however, will not be insured by the FDIC or any other insurer. The Bank, as chartered in the stock form following the Conversion, will succeed to all of the presently existing rights, interests, duties and obligations of the Bank to the extent provided by law, including, but not limited to, all of its rights to and interests in its assets and properties, both real and personal.

     This Plan, which has been adopted by the Bank's Board of Directors by a unanimous vote, must also be approved at a special meeting of the Corporators called to consider the Plan by the affirmative vote of (1) a majority of the total voting power of the Corporators eligible to vote, which total voting power shall not be less than twenty-five (25) Corporators, and (2) a majority of Independent Corporators who shall constitute not less than sixty percent (60%) of the total voting power of the Corporators. Corporators are "independent" if they are not employees, officers, directors, trustees or significant borrowers of the Bank. Subsequent to the submission of this Plan to the Corporators for their consideration, the Plan must be approved by the Banking Commissioner of the State of Connecticut (the "Commissioner") and reviewed without objection by the FDIC.

2.   DEFINITIONS.

     As used in this Plan, the following terms have the meanings indicated below:

     Acting in Concert. The term "Acting in Concert" includes a combination or
     -----------------
pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or

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otherwise. A person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

     Affiliate. An Affiliate of, or a person "affiliated" with a specified
     ---------
person, means a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the person specified. The term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract, or otherwise.

     Aggregate Purchase Price. The term "Aggregate Purchase Price" means the
     ------------------------
total sum paid for all Shares of Conversion Stock.

     Associate. The term "Associate" when used to indicate a relationship with
     ---------
any person means: (1) any corporation or organization (other than the Holding Company, the Bank or a majority-owned subsidiary of the Bank) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities; (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, except that for the purposes of Sections 5 and 6 hereof, the term "Associate" does not include any Non Tax-Qualified Employee Stock Benefit Plan or any Tax-Qualified Employee Stock Benefit Plan in which a person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and that for purposes of aggregating total shares that may be held by Officers and Directors the term "Associate" does not include any Tax-Qualified Employee Stock Benefit Plan; and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director, trustee or officer of the Holding Company, the Bank, or any of its parents or subsidiaries.

     Bank. The term "Bank" means the American Savings Bank.
     ----

     Bank Personnel. The term "Bank Personnel" means directors, officers and
     --------------
employees of the Bank.

     Broker-Dealer. The term "Broker-Dealer" means any person engaged in the
     -------------
business of effecting transactions in securities for the account of others or for his own account, other than those persons specifically excluded from the definition of such term by Section 36b-3(5) of the Connecticut General Statutes.

     Commissioner. The term "Commissioner" means Banking Commissioner of the
     ------------
State of Connecticut.

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     Common Stock. The term "Common Stock" means any and all authorized common
     ------------
stock of the Holding Company outstanding subsequent to the Conversion.

     Conversion. The term "Conversion" means the change in the form of the Bank
     ----------
from the mutual form to the stock form by the adoption of an amendment to the Certificate of Incorporation of the Bank to authorize the issuance of stock in accordance with the regulations of the Commissioner and to otherwise conform to the requirements of a Connecticut capital stock savings bank and the issuance of the stock of the Bank in accordance with this Plan.

     Conversion Regulations. The term "Conversion Regulations" means Sections
     ----------------------
36-142m-1 et. seq. of the Regulations of Connecticut State Agencies and the applicable regulations of the Federal Deposit Insurance Corporation, but only to the extent such regulations do not conflict with Sections 36-142m-1 et. seq. of the Regulations of Connecticut State Agencies.

     Conversion Stock or Shares. The terms "Conversion Stock" or "Shares" mean
     --------------------------
the common stock sold by the Holding Company or, if the holding company structure is not utilized, the Bank in the Conversion.

     Corporators. The term "Corporators" means the corporators of the Bank as
     -----------
determined by the mutual Bylaws of the Bank.

     Deposit Account. The term "Deposit Account" means a deposit account
     ---------------
maintained at the Bank but does not include escrow accounts established pursuant to Section 49-2a of the Connecticut General Statutes.

     Direct Community Offering. The term "Direct Community Offering" means the
     -------------------------
offering of Conversion Stock to the Local Community with preference given to natural persons residing in the Local Community.

     Directors. The term "Directors" refers to the directors of the Bank or the
     ---------
Holding Company, as indicated by the context.

     Eligible Account Holder. The term "Eligible Account Holder" means any
     -----------------------
person holding a Qualifying Deposit in the Bank.

     Eligibility Record Date. The term "Eligibility Record Date" means December
     -----------------------
31, 1997, the record date set by the Bank for determining Eligible Account Holders.

     Estimated Price Range. The term "Estimated Price Range" means the range of
     ---------------------
minimum and maximum aggregate values determined by the Board of Directors of the Bank within which the aggregate amount of common stock sold in the Conversion will fall. The Estimated Price Range will be within the estimated pro forma market value of the Conversion Stock as

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determined by the Independent Appraiser prior to the Subscription Offering and as it may be amended from time to time thereafter.

     FDIC. The term "FDIC" means the Federal Deposit Insurance Corporation.
     ----

     Foundation. The term "Foundation" means a charitable foundation that will
     ----------
qualify as an exempt organization under Section 501(c)(3) of the Internal Revenue Code, the establishment and funding of which is contemplated by Section 3A herein.

     Holding Company. The term "Holding Company" means the Delaware corporation
     ---------------
formed for the purpose of acquiring all of the shares of capital stock of the Bank to be issued upon its conversion to stock form unless the Holding Company form of organization is not utilized.

     Independent Appraiser. The term "Independent Appraiser" means the firm
     ---------------------
employed by the Bank to prepare an appraisal of the pro forma market value of the Bank which will be used as the basis for determining the price of the Conversion Stock.

     Local Community. The term "Local Community" means all counties in which
     ---------------
the Bank has offices.

     Officer. The term "Officer" means the chairman of the board, president,
     -------
vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and any other person performing similar functions of the Bank or the Holding Company, as indicated by the context.

     Order Form. The term "Order Form" means any form together with attached
     ----------
cover letter, sent by the Bank to any Person containing among other things a description of the alternatives available to such Person under the Plan and by which any such Person may make elections regarding subscriptions for Conversion Stock in the Subscription and Community Offerings.

     Person. The term "Person" means an individual, a corporation, a
     ------
partnership, an association, a joint-stock company, a trust (including Individual Retirement Accounts ("IRA") and KEOGH Accounts), any unincorporated organization or similar company, a government or political subdivision, a syndicate or a group acting in concert.

     Plan. The term "Plan" means this Plan of Conversion as adopted by the
     ----
Board of Directors of the Bank and approved by the Commissioner, and any amendments thereto.

     Prospectus. The term "Prospectus" means the offering circular or prospectus
     ----------
by which the Common Stock of the Holding Company is being offered.

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     Purchase Price. The term "Purchase Price" means the price per share of the
     --------------
Conversion Stock, as offered for sale in the Conversion.

     Qualifying Deposit. The term "Qualifying Deposit" means a Deposit Account
     ------------------
of $50 or more in the Bank at the close of business as of the Eligibility Record Date or the Supplemental Eligibility Record Date (if any), whichever may be the case. Deposit Accounts with total deposit balances of less than $50 shall not constitute a Qualifying Deposit.

     SEC. The term "SEC" means the Securities and Exchange Commission.
     ---

     Special Meeting. The term "Special Meeting" means the meeting of the
     ---------------
Corporators, and any adjournments thereof, called for the specific purpose of submitting the Plan to such Corporators for vote and approval.

     Subscription Offering. The term "Subscription Offering" refers to the
     ---------------------
offering of Conversion Stock, through nontransferable Subscription Rights issued to Eligible Account Holders, the Tax-Qualified Employee Stock Benefit Plan, Supplemental Eligible Account Holders (if any), Directors, Officers and employees of the Bank, and Corporators.

     Supplemental Eligible Account Holder. The term "Supplemental Eligible
     ------------------------------------
Account Holder" means any person (other than Eligible Account Holders, or Officers, Directors and employees of the Bank) holding a Qualifying Deposit in the Bank as of the Supplemental Eligibility Record Date (if any).

     Supplemental Eligibility Record Date. The term "Supplemental Eligibility
     ------------------------------------
Record Date" means the last day of the calendar quarter preceding the Commissioner's approval of the Bank's Application (as defined in Section 3).

     Syndicated Community Offering. The term "Syndicated Offering" means the
     -----------------------------
offering of Conversion Stock not subscribed for in the Subscription Offering, if any, to certain members of the general public through a syndicate of registered broker-dealers.

     Tax-Qualified Employee Stock Benefit Plan. The term "Tax-Qualified Employee
     -----------------------------------------
Stock Benefit Plan" means any defined benefit plan or defined contribution plan of the Bank, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which, with any related trust, meets the requirements to be "qualified" under section 401 of the Internal Revenue Code of 1986, as amended.

3.   PROCEDURE FOR CONVERSION.

     The Board of Directors of the Bank has adopted the Plan subject to its approval by the Corporators. The effective date of the adoption of the Plan by the Bank's Board of Directors will be the date on which the Plan is approved by the Corporators. Upon the effectiveness of the

                                       6
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adoption of the Plan by the Board of Directors of the Bank, the Plan will be submitted, together with all other requisite material in an application for conversion (the "Application"), to the Commissioner for approval and to the FDIC with all other requisite material for non-objection. The Bank must also apply to the Internal Revenue Service for a tax ruling or receive an opinion from counsel which provides that the Conversion would not result in a taxable reorganization of the Bank under the Internal Revenue Code of 1986, as amended, and with respect to the federal tax consequences of the conversion.

     No later than 15 days from the date of the filing of the Plan with the Commissioner as part of the Bank's Application, the Bank shall mail by first class mail a notice to each Eligible Account Holder indicating that: (i) the Directors have approved the Plan; (ii) if the Plan is approved by the Commissioner, each Eligible Account Holder shall have non-transferable subscription rights to subscribe for shares of the Conversion Stock; and (iii) subsequent to the consummation of the Conversion, the holders of the capital stock of the Bank shall have exclusive voting rights in the Bank. (If the holding company structure is utilized, the Holding Company shall have exclusive voting rights in the Bank.) The Bank shall not include with such notice a postage pre-paid expression of interest card required by Section 36-142m-6(a)(4) of the Conversion Regulations; provided, however, that the Commissioner grants a written waiver of such requirement. The Bank will follow all other notification procedures as required by the Commissioner.

     The Commissioner will review the Bank's Application. The Commissioner shall approve the Bank's Application if the Commissioner determines that: (i) the Bank has complied with applicable provisions of law; (ii) the Conversion would not result in the reduction of the Bank's amount of equity capital, less any subordinated debt recognized as bona fide capital; (iii) the Conversion would not result in a taxable reorganization of the Bank under the Internal Revenue Code of 1986, or any subsequent corresponding internal revenue code of the United States, as from time to time amended; and (iv) the Plan is fair to depositors of the Bank. Upon approval, the Commissioner shall issue a certificate of approval of the Plan. The Bank, as converted, shall not commence business unless its insurable deposits are insured by the FDIC or its successor agency.

     The Bank shall provide all Corporators with the Plan pursuant to informational material or a proxy statement at least ten days prior to a special meeting of Corporators called to consider the adoption of the Plan (the "Special Meeting"). At the Special Meeting the Plan must be approved by (1) a majority of the total voting power of the Corporators eligible to vote, which such total voting power shall not be less than twenty-five (25) Corporators, and (2) a majority of Independent Corporators who shall constitute not less than sixty percent (60%) of the total voting power of the eligible Corporators. Corporators of the Bank are "independent" if they are not employees, officers, directors, trustees or significant borrowers of the Bank or if they do not have any significant commercial relationships with the Bank. Following the vote, the Bank shall file with the Commissioner a certificate of the Secretary of the Bank certifying that the Special

                                       7
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Meeting has been held and that the Plan has been duly approved by the
Corporators in accordance with the voting requirements stated herein.

     If the Corporators approve the Plan, and the Commissioner authorizes the sale of Conversion Stock pursuant to this Plan, Conversion Stock will be sold as provided herein. The Conversion Stock to be issued pursuant to this Plan will be offered in a Subscription Offering to Eligible Account Holders, any Tax-Qualified Employee Stock Benefit Plan, Supplemental Eligible Account Holders (if any), Directors, Officers and employees of the Bank, and the Corporators, as set forth in Section 5 of this Plan after such Corporator approval and after approval of the Plan by the Commissioner. If feasible, any Conversion Stock remaining after such purchases will then be offered to the general public through a Direct Community Offering as provided in Section 6 of this Plan. The sale of all Conversion Stock ordered in the Subscription Offering may be consummated simultaneously on the date the Direct Community Offering is completed, or, if there is no Direct Community Offering, as soon as practicable following expiration of the Subscription Offering.

     The Board of Directors of the Bank intends to take all necessary steps to form the Holding Company, including the filing of any necessary applications to the appropriate regulatory authorities which will govern the activities of the Holding Company. The Bank will be a wholly-owned subsidiary of the Holding Company unless the Holding Company is not utilized in the Conversion. The initial Directors of the Holding Company shall also be Directors of the Bank.

     If the Holding Company is utilized, upon Conversion the Bank will issue its stock to the Holding Company, and the Holding Company will issue and sell the Conversion Stock in accordance with this Plan. The Holding Company will make timely applications for any requisite regulatory approvals, including an application to register as a bank or savings and loan holding company, and the filing of a Registration Statement to register the sale of the Conversion Stock with the SEC.

     The Board of Directors of the Bank also intends to take all necessary steps to establish the charitable foundation and to fund such charitable foundation in the manner set forth in Section 3A hereof.

     Upon the issuance of the Conversion Stock, the Holding Company will purchase from the Bank all of the capital stock of the Bank to be issued by the Bank in the Conversion in exchange for the Conversion proceeds that are not permitted to be retained by the Holding Company. The Bank believes that the Conversion will greatly enhance the Bank's ability, among other things, (i) to expand its franchise through increased lending, (ii) to diversify products offered to customers, (iii) to establish new branch locations, and (iv) to acquire other financial institutions or financial services companies.

     The Board of Directors of the Bank may determine for any reason at any time prior to the issuance of the Conversion Stock not to utilize a holding company form of organization in the Conversion. If the Board of Directors of the Bank determines not to complete the Conversion utilizing a holding company form of organization, the stock of the Bank will be issued and sold in accordance with the Plan. In such case, the Holding Company's registration statement will be withdrawn from the SEC, the Bank will take steps necessary to complete the conversion from the mutual to the stock form of organization, including filing any necessary documents with the Commissioner and the FDIC and will issue and sell the Conversion Stock in accordance with this Plan. In such event, any subscriptions or orders received for Conversion Stock of the Holding Company shall be deemed to be subscriptions or orders for Conversion Stock of the Bank, and the Bank shall take such steps as permitted or required by the FDIC, the Commissioner and the SEC.

3A.  ESTABLISHMENT AND FUNDING OF CHARITABLE FOUNDATION.

     As part of the Conversion, the Holding Company and the Bank intend to establish a charitable foundation that will qualify as an exempt organization under Section 501(c)(3) of the Internal Revenue Code (the "Foundation") and to donate to the Foundation from authorized but unissued shares of common stock of the Holding Company, an amount up to 8% of the number of shares of Conversion Stock sold in the Conversion. The Foundation is being formed in connection with the Conversion in order to complement the Bank's existing community reinvestment activities and to share with the Bank's local community a part of the Bank's financial success as a locally headquartered, community minded, financial services institution. The funding of the Foundation with common stock of the Holding Company accomplishes this goal as it enables the community to share in the growth and profitability of the Holding Company and the Bank over the long-term.

     The Foundation will be dedicated to the promotion of charitable purposes including community development, grants or donations to support housing assistance, not-for-profit community groups and other types of organizations or civic minded projects. The Foundation will annually distribute total grants to assist charitable organizations or to fund projects within its local community of not less than 5% of the average fair value of Foundation assets each year, less certain expenses. In order to serve the purposes for which it was formed and maintain its Section 501(c)(3) qualification, the Foundation may sell, on an annual basis, a limited portion of the Common Stock contributed to it by the Holding Company.

     The board of directors of the Foundation will be comprised of individuals who are officers and/or directors of the Bank. The board of directors of the Foundation will be responsible for establishing the policies of the Foundation with respect to grants or donations, consistent with the stated purposes of the Foundation.

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4.   NUMBER OF SHARES AND PURCHASE PRICE OF CONVERSION STOCK.

     The total number of shares of Conversion Stock which will be issued in connection with the Conversion will be determined by the Board of Directors of the Bank and the Board of Directors of the Holding Company, if the holding company form of organization is utilized, immediately prior to the commencement of the Subscription Offering; provided, that the Boards of Directors may elect to increase or decrease the number of shares of Conversion Stock to be offered in the Subscription and Direct Community Offerings depending upon market and financial conditions, with the approval of the Commissioner and the FDIC. In particular, the total number of shares may be increased by up to 15% of the number of shares offered in the Subscription and Direct Community Offerings if the Estimated Price Range is increased subsequent to the commencement of the Subscription and Direct Community Offerings to reflect changes in market and financial conditions and the Aggregate Purchase Price is not more than 15% above the maximum of the Estimated Price Range.

     An Independent Appraiser shall be employed by the Bank to provide it with an independent valuation of the estimated pro forma market value of the Conversion Stock to be issued in the Conversion as required by the Conversion Regulations. The Directors of the Bank shall thoroughly review and analyze the methodology and fairness of the independent appraisal. The valuation will be made by a written report to the Bank, contain the factors upon which the valuation was made and conform to procedures adopted by the Commissioner and the FDIC. The valuation shall contain an estimated range of aggregate prices for the Conversion Stock, which range shall reflect the anticipated pro forma market value of the Conversion Stock to be issued in the Conversion. The maximum price shall be no more than 15% above the estimated pro forma market value, and the minimum price shall be no more than 15% below the estimated pro forma market value. The number of shares of Conversion Stock to be issued and the Purchase Price may be increased or decreased by the Bank. In the event that the Aggregate Purchase Price of the Conversion Stock is below the minimum of the Estimated Price Range, or materially above the maximum of the Estimated Price Range, resolicitation of purchasers may be required, provided that up to a 15% increase above the maximum of the Estimated Price Range will not be deemed material so as to require a resolicitation and will not require the approval of the Commissioner. Any such resolicitation shall be effected in such manner and within such time as the Bank shall establish, with the approval of the Commissioner and the FDIC. Up to a 15% increase in the number of shares to be issued which is supported by an appropriate change in the estimated pro forma market value of the Holding Company will not be deemed to be material so as to require a resolicitation of subscriptions.

     All Shares to be sold in the Conversion shall be sold at a uniform price per share. The Independent Appraiser shall evaluate the pro forma market value of the Conversion Stock to be issued in the Conversion, which value shall be included in the Prospectus (as described in Section 8 of this Plan) filed with the Commissioner. The Independent Appraiser shall also present at the close of the Subscription Offering a valuation of the pro forma market value of the Conversion Stock to be issued in the Conversion. The Aggregate Purchase Price of the

                                       10
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Conversion Stock to be sold by the Bank shall be adjusted to reflect any required changes in the pro forma market value of the Bank. If, as a result of such adjustment, the Aggregate Purchase Price is more than 15% above the maximum of the Estimated Price Range, the Bank shall obtain an amendment to the Commissioner's approval. If appropriate, the Commissioner will condition his approval by requiring a resolicitation of subscribers.

     The price per share for each share of Conversion Stock when multiplied by the number of shares of Conversion Stock, shall be equivalent to the pro forma market value of the Conversion Stock to be issued in the Conversion in accordance with the valuation furnished by the Independent Appraiser.

5. SUBSCRIPTION OFFERING AND SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS, TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLAN AND SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS.

     A.  CATEGORY NO. 1: ELIGIBLE ACCOUNT HOLDERS

     (a) Each Eligible Account Holder shall receive, as first priority and without payment, non-transferable Subscription Rights to purchase up to a maximum of $500,000 worth of Conversion Stock, so long as the share equivalent of such dollar amount does not exceed one-half of one percent (0.50%) of the total number of shares of Conversion Stock offered for sale in the Conversion.

     (b) In the event that subscriptions for Conversion Stock are received from Eligible Account Holders upon exercise of Subscription Rights pursuant to paragraph (a) in excess of the number of Shares offered for sale in the Conversion, the Conversion Stock available for purchase will be allocated among the subscribing Eligible Account Holders so as to permit each subscribing Eligible Account Holder, to the extent possible, to purchase a number of Shares sufficient to make his total allocation of Conversion Stock equal to the lesser of 100 Shares or the number of Shares subscribed for by such Eligible Account Holder. Any Shares remaining after such allocation will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion which the amount of each Eligible Account Holder's Qualifying Deposit bears to the total amount of the Qualifying Deposits of all Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated on the same principle (one or more times as necessary) among those Eligible Account Holders whose subscriptions are still not fully satisfied until all available Shares have been allocated or all subscriptions are satisfied.

     (c) Nontransferable subscription rights held by Eligible Account Holders who are also Directors, Corporators or Officers of the Bank and their Associates, will be subordinated to those of other Eligible Account Holders to the extent they are attributable to increased deposits during the one-year period preceding the Eligibility Record Date.

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     B.  CATEGORY NO. 2: TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLAN

     (a) The Tax-Qualified Employee Stock Benefit Plan shall receive, without payment, as a second priority, after the satisfaction of the subscriptions of Eligible Account Holders, non-transferable Subscription Rights to purchase up to 5% of the shares of Conversion Stock offered for sale in the Conversion. If, after the satisfaction of subscriptions of Eligible Account Holders, a sufficient number of shares are not available to fill the subscriptions by such plan, the subscription by such plan shall be filled to the maximum extent possible. If all the Conversion Stock offered in the Conversion is purchased by Eligible Account Holders, then the Tax-Qualified Employee Stock Benefit Plan may purchase shares in the open market following consummation of the Conversion or directly from the Holding Company through authorized but unissued shares. A Tax-Qualified Employee Stock Benefit Plan shall not be deemed to be an Associate or Affiliate of, or a Person Acting in Concert with, any Trustee, Director or Officer of the Holding Company or the Bank. Notwithstanding any provision contained herein to the contrary, the Bank may make scheduled discretionary contributions to a Tax-Qualified Employee Stock Benefit Plan; provided, that such contributions do not cause the Bank to fail to meet its regulatory capital requirements.

     (b) The Tax-Qualified Employee Stock Benefit Plan may purchase shares of Common Stock in the open market after the effective date of the Conversion to enable it to acquire, together with shares of Conversion Stock acquired in the Conversion, up to 8% of the outstanding shares of Common Stock.

     C.  CATEGORY NO. 3: SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS

     (a) If required by the FDIC, each Supplemental Eligible Account Holder shall receive, as third priority and without payment, nontransferable subscription rights to purchase up to a maximum of $500,000 worth of Conversion Stock, so long as the share equivalent of such dollar amount does not exceed one-half of one percent (0.50%) of the total number of shares of Conversion Stock offered for sale in the Conversion.

     (b) In the event that subscriptions for Conversion Stock are received from Supplemental Eligible Account Holders upon exercise of subscription rights pursuant to paragraph (a) in excess of the number of Shares offered for sale in the Conversion, the Conversion Stock available for purchase will be allocated among the subscribing Supplemental Eligible Account Holders so as to permit each subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of Shares sufficient to make his total allocation of Conversion Stock equal to the lesser of 100 Shares or the number of Shares subscribed for by such Supplemental Eligible Account Holder. Any Shares remaining after such allocation will be allocated among the subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion which the amount of each Supplemental Eligible Account Holder's Qualified Deposit bears to the total of the Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available Shares have been allocated or all subscriptions satisfied.

     (c) Subscription rights received pursuant to Section 5C shall be subordinated to all rights received by Eligible Account Holders and any Tax-Qualified Employee Stock Benefit Plans to purchase Conversion Stock.

     (d)  Subscription rights received by an Eligible Account Holder pursuant to
Section 5A shall be applied in partial satisfaction of the subscription rights to be received as a Supplemental Eligible Account Holder pursuant to this
Section 5C.

     D.   CATEGORY NO. 4:  DIRECTORS, OFFICERS AND EMPLOYEES

          (a) Directors, Officers and employees of the Bank, who are not Eligible Account Holders or Supplemental Eligible Account Holders, shall receive, as fourth priority and without payment, nontransferable subscription rights to purchase Shares of Common Stock in an amount equal to $500,000 of Conversion Stock offered for sale in the Conversion, so long as the share equivalent of such dollar amount does not exceed one-half of one percent (0.50%) of the total number of shares of Conversion Stock offered for sale in the Conversion.

          (b) Subscription rights received pursuant to Section 5D shall be subordinated to all rights to purchase Conversion Stock received by Eligible Account Holders, any Tax-Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders.

     E.   CATEGORY NO. 5:  CORPORATORS

     (a) Corporators, who are not Eligible Account Holders or Supplemental Eligible Account Holders, shall receive, as fifth priority and without payment, nontransferable subscription rights to purchase Shares of Common Stock in an amount equal to $500,000 of Conversion Stock offered for sale in the Conversion, so long as the share equivalent of such dollar amount does not exceed one-half of one percent (0.50%) of the total number of shares of Conversion Stock offered for sale in the Conversion.

     (b) Subscription rights received pursuant to Section 5E shall be subordinated to all rights to purchase Conversion Stock received by Eligible Account Holders, any Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders, and Directors, Officers and employees of the Bank.

6.   DIRECT COMMUNITY OFFERING, SYNDICATED COMMUNITY OFFERING AND PUBLIC
     OFFERING.

     Conversion Stock which remains unsubscribed after the exercise of subscription rights pursuant to the Subscription Offering pursuant to Section 5 shall be offered for sale to the general public through a Direct Community Offering, with preference as to the purchase of Conversion Stock given first to natural persons residing in the Bank's Local Community and then to the public at large. The Direct Community Offering, if any, may commence simultaneously with the Subscription Offering, or may commence during or after the commencement of the Subscription Offering, as the Board so determines. The right to subscribe for shares of Conversion Stock in the Direct Community Offering is subject to the right of the Bank and Holding Company to accept or reject such subscriptions in whole or in part. Stock being sold in the Direct Community Offering will be offered and sold in a manner that will achieve the widest distribution of the Conversion Stock. Purchases by Persons and their Associates in this phase of the offering are limited to $500,000 of Conversion Stock subject to the maximum purchase limitation specified in Section 7(a) and the minimum purchase limitation specified in Section 7(b); provided, however, that the amount permitted to be purchased in the Direct Community Offering may be increased to 5% of the total offering of shares without the further approval of the Corporators or resolicitation of subscribers, unless required by the Commissioner and/or the FDIC. If the maximum purchase limit is so increased, orders accepted in the Direct Community Offering shall be filled up to a maximum of 2% of the total offering and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled.

     If any Conversion Stock remains unsold after the close of the Subscription and Direct Community Offerings, the Bank may use the services of a syndicate of registered broker-dealers to sell such unsold shares on a best efforts basis in a Syndicated Community Offering. The syndicate of registered broker-dealers may be managed by one of the syndicate members who will act as agent of the Holding Company and the Bank to assist the Holding Company and the Bank in the sale of the Conversion Stock. Neither the syndicate manager nor any other syndicate member shall have any obligation to take or purchase any of the shares of Conversion Stock in the Syndicated Community Offering. Purchases by Persons and their Associates in this phase of the offering are limited to $500,000 of Conversion Stock subject to the maximum purchase limitation specified in Section 7(a) and the minimum purchase limitation specified in Section 7(b); provided, however, that the amount permitted to be purchased in the Syndicated Community Offering may be increased to 5% of the total offering of shares without the further approval of the Corporators or resolicitation of subscribers, unless required by the Commissioner and/or the FDIC. If the maximum purchase limit is so increased, orders accepted in the Syndicated Community Offering shall be filled up to a maximum of 2% of the total offering and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled.

     Any shares of Conversion Stock not sold in the Subscription Offering, the Direct Community Offering or the Syndicated Community Offering may be offered for sale through an underwritten firm commitment public offering. Any such public offering shall be conducted in accordance with applicable law and regulations, including Section 36-142m-9 of the Conversion Regulations.

7.   LIMITATIONS ON PURCHASES.

     In addition to the maximum amount of Conversion Stock that may be subscribed for as set forth in Section 5, the following limitations shall apply to all purchases of shares of Conversion Stock:

     (a) The maximum number of shares of Conversion Stock which may be subscribed for or purchased in all categories in the Conversion by any Person, together with any Associate or group or persons Acting in Concert, shall not exceed 1.0% of the Conversion Stock sold (the "Maximum Overall Purchase Limitation"), except for the Tax-Qualified Employee Stock Benefit Plan which may subscribe for up to 5% of the Conversion Stock offered for sale in the Conversion; provided, however, that Directors and Officers of the Bank and the Holding Company shall not be deemed to be Associates or Persons Acting In Concert solely as a result of their board membership or employment. This maximum overall purchase limitation may be increased consistent with the Conversion Regulations in the sole discretion of the Holding Company and the Bank subject to any required regulatory approval.

     (b) A minimum of 25 Shares must be purchased by each person purchasing Conversion Stock to the extent Shares are available, provided, however, that such minimum number of Shares will be reduced if the price per Share times such minimum number of Shares exceeds $500.

     (c) The maximum number of Shares which may be purchased, in their individual capacity, in the Conversion by Directors, Officers, and their Associates, of the Bank and the Holding Company, in the aggregate shall not exceed thirty percent (30%) of the total number of Shares sold. Each Director and Officer will be subject to the same purchase limitations as other Eligible Account Holders and Supplemental Eligible Account Holders (if any).

     (d) For purposes of this Section 7, the Directors and Officers of the Bank and the Holding Company shall not be deemed to be Associates or a group affiliated with each other or otherwise Acting in Concert solely as a result of their being Directors or Officers of the Bank or the Holding Company.

     (e) Depending upon market or financial conditions, the Board of Directors of the Bank and the Board of Directors of the Holding Company, with the approval of the Commissioner and the FDIC, if necessary, and without further approval of the Corporators, unless such further approval is required by the Commissioner and/or the FDIC, may increase the purchase limitations in this Plan, provided that the maximum purchase limitations may not be increased in the Conversion to a percentage in excess of 5% of the Conversion Stock offered for sale. If the Bank or the Holding Company, as the case may be, increases the maximum purchase limitations, the Bank or the Holding Company, as the case may be, is only required to resolicit Persons who subscribed for the maximum purchase amount and may, in the sole discretion of the Bank or the Holding Company, as the case may be, resolicit certain other large subscribers. Requests to purchase additional shares of the Conversion Stock in the event that the purchase limitation is so increased will be granted by the Board of Directors of the Bank and the Holding Company in their sole discretion.

8.   MANNER OF EXERCISING SUBSCRIPTION RIGHTS; ORDER FORMS.

     (a) Promptly after the Commissioner has declared the Prospectus referred to in paragraph (b) of this Section 8 effective, Order Forms for the exercise of the subscription rights provided for in this Plan will be sent to all Eligible Account Holders, Supplemental Eligible Account Holders (if any) and the Tax-Qualified Employee Benefit Plan at their last known address appearing in the records of the Bank.

     (b) Each Order Form will be preceded or accompanied by a Prospectus which must be approved by the Commissioner. Such Prospectus shall describe the Bank, the Holding Company and the Conversion Stock being offered and will contain all the information required by the Commissioner and all applicable laws and regulations as necessary to enable the recipients of the Order Forms to make informed investment decisions regarding the purchase of Conversion Stock.

     (c) The Order Forms will contain or will be accompanied by, among other things, the following:

     (i) An explanation of the rights and privileges granted under this Plan to each class of persons granted subscription rights pursuant to Section 5 of this Plan with respect to the purchase of Conversion Stock including the maximum and minimum number of shares that may be purchased;

     (ii) A specified time by which Order Forms must be received by the Bank for purposes of exercising the subscription rights of Eligible Account Holders and Supplemental Eligible Account Holders under this Plan, as provided in
Section 10 of this Plan;

     (iii) A statement that the Aggregate Purchase Price at which the Conversion Stock will ultimately be purchased in the Conversion has not been determined as of the date of mailing of the Order Form, but that such price will be within the range of prices which will be stated in the Order Form;

     (iv) The amount which must be returned with the Order Form to subscribe for Conversion Stock. Such amount will be equal to the Purchase Price multiplied by the number of Shares subscribed for in accordance with the terms of this Plan;

     (v) Instructions concerning how to indicate on such Order Form the extent to which the recipient elects to exercise subscription rights under this Plan, the name or names in which the Shares subscribed for are to be registered, the address to which certificates representing such Shares are to be sent and the alternative methods of payment for Conversion Stock which will be permitted;

     (vi) Specifically designated blank spaces for indicating the number of Shares of Conversion Stock which each person wishes to purchase and for dating and signing the Order Form;

     (vii) An acknowledgment that the recipient of the Order Form has received, prior to signing the Order Form, the Prospectus referred to in paragraph (b) of this Section 8;

     (viii) A statement that the subscription rights provided for in this Plan are nontransferable, will be void after the specified time referred to in paragraph (c)(ii) above and can be exercised only by delivery of the Order Form, properly completed and executed, to the Bank, together with the full required payment (in the manner specified in Section 9 of this Plan) for the number of Shares subscribed for prior to such specified time;

     (ix) Provision for certification to be executed by the recipient of the Order Form to the effect that, as to any Shares which the recipient elects to purchase, such recipient is purchasing such Shares for his own account only and has no present agreement or understanding regarding any subsequent sale or transfer of such Shares;

     (x) A statement to the effect that the executed Order Form, once received by the Bank, may not be modified or amended by the subscriber without the consent of the Bank; and

     (xi) An explanation of the manner of required payment and a statement that payment may be made by withdrawal from a certificate of deposit without penalty.

     Notwithstanding the above, the Bank and the Holding Company reserve the right in their sole discretion to accept or reject orders received on photocopied or facsimilied order forms.

9.   PAYMENT FOR CONVERSION STOCK.

     (a) Full payment for all Shares subscribed for must be received by the Bank, together with properly completed and executed order forms therefor, prior to the expiration time, which will be specified on the Order Forms, unless such date is extended by the Bank; provided, however, that if the Tax-Qualified Employee Stock Benefit Plan subscribes for Conversion Stock during the Subscription Offering, such plan will not be required to pay for shares at the time they subscribe but may pay for such shares of Conversion Stock subscribed for by such plan at the Actual Purchase Price upon consummation of the Conversion, provided that there is in force from time of its subscription until the consummation of the Conversion, a loan commitment to lend to the Tax-Qualified Employee Stock Benefit Plan, at such time, the aggregated purchase price of the shares for which it subscribed.

     (b) If it is determined that the Aggregate Purchase Price should be greater than the amount stated in the Order Forms, upon compliance with such requirements as may be imposed by the Commissioner (which may include resolicitation of votes for approval of this Plan by Corporators) each Person who subscribed for Shares will be permitted to withdraw their Subscription and have their payment for Shares returned to them in whole or in part, with interest, or to make payment to the Bank of the additional amount necessary to pay for the Shares subscribed for by him at the Purchase Price in the manner and within the time prescribed by the Bank.

     (c) If the Aggregate Purchase Price is outside the range of prices established by the Independent Appraiser referred to in Section 4 of this Plan and set forth in the Prospectus referred to in Section 8 of this Plan, the Bank will apply for an amendment to the Commissioner's approval of this Plan and comply with such requirements as the Commissioner may then establish.

     (d) Payment for Shares ordered for purchase by Eligible Account Holders and Supplemental Eligible Account Holders (if any) will be permitted to be made in any of the following manners:

     (i)    In cash, if delivered in person;

     (ii) By check, bank draft or money order, provided that checks will only be accepted subject to collection;

     (iii) By appropriate authorization of withdrawal from the subscriber's deposit account at the Bank. The Order Forms will contain appropriate means by which authorization of such withdrawals may be made. For purposes of determining the withdrawable balance of such accounts, such withdrawals will be deemed to have been made upon receipt of appropriate authorization therefor, but interest at the rates applicable to the accounts from which the withdrawals have been deemed to have been made will be paid by the Bank on the amounts deemed to have been withdrawn until the date on which the Conversion is consummated, at which date the authorized withdrawal will actually be made. Such withdrawals may be made upon receipt of Order Forms authorizing such withdrawals, but interest will be paid by the Bank on the amounts withdrawn as if such amounts had remained in the accounts from which they were withdrawn until the date upon which the sales of Conversion Stock pursuant to exercise of subscription rights are actually consummated. Interest will be paid by the Bank at not less than the rate per annum being paid by the Bank on its passbook accounts at the time the Subscription Offering commences, on payments for Conversion Stock received in the Subscription Offering in cash or by check, bank draft, money order or negotiable order of withdrawal from the date payment is received until consummation or termination of the Conversion. The Bank shall be entitled to invest all amounts paid for subscriptions in the Subscription Offering for its own account until completion or termination of the Conversion; and

     (iv) Wire transfers as payment for Shares ordered for purchase will not be permitted or accepted as proper payment.

     (e) Orders for Conversion Stock submitted by subscribers which aggregate $50,000 or more must be paid by official bank or certified check, a check issued by a NASD-registered broker-dealer or by withdrawal authorization from a deposit account of the Bank.

     (f) Payments for the purchase of Conversion Stock in the Subscription Offering will be permitted through authorization of withdrawals from certificate accounts at the Bank without early withdrawal penalties. If the remaining balances of the certificate accounts after such withdrawals are less than the minimum qualifying balances under applicable regulations, the certificates evidencing the accounts will be canceled upon consummation of the Conversion, and the remaining balances will thereafter earn interest at the rate provided for in the certificates in the event of cancellation.

10. EXPIRATION OF SUBSCRIPTION RIGHTS; UNDELIVERED, DEFECTIVE OR LATE ORDER FORMS; INSUFFICIENT PAYMENT.

     (a) All subscription rights provided for in this Plan, including, without limitation the subscription rights of all persons whose Order Forms are returned by the United States Post Office as undeliverable, will expire on a specified date as described in the Prospectus which shall be not less than twenty (20) days following the date on which Order Forms are first mailed to Eligible Account Holders, provided that the Bank shall have the power to extend such expiration time in its discretion, but in no event beyond forty-five (45) days following the date on which Order Forms are first mailed to Eligible Account Holders.

     (b) In those cases in which the Bank is unable to locate particular persons granted subscription rights under this Plan, and cases in which Order
Forms: (1) are returned as undeliverable by the United States Post Office; (2) are not received back by the Bank or are received by the Bank after the expiration date specified thereon; (3) are defectively filled out or executed; or (4) are not accompanied by the full required payment for the Conversion Stock subscribed for (including cases in which deposit accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), the subscription rights of the person to whom such subscription rights have been granted will lapse as though such person failed to return the completed Order Form within the time period specified thereon.

     (c) The Bank may, but will not be obligated to, waive any irregularity on any Order Form or require the submission of corrected Order Forms or the remittance of full payment for Shares subscribed for by such date as it may specify, and all interpretations by the Bank of terms and conditions of this Plan and of the Order Forms will be final.

11.  PERSONS IN NONQUALIFIED STATES OR IN FOREIGN COUNTRIES.

     Subject to the following sentence, the Holding Company will make reasonable efforts to comply with the securities laws of all states of the United States in which Eligible Account Holders and Supplemental Eligible Account Holders (if any) entitled to subscribe for Conversion Stock pursuant to this Plan reside. However, no such person will be offered any subscription rights or sold any Conversion Stock under this Plan who resides in a foreign country or who resides in a state of the United States with respect to which both of the following apply: (a) less than 100 persons eligible to subscribe for Shares under the Plan reside in such state, and (b) the granting of subscription rights or the offer or sale of Common Stock to such persons would require the Holding Company or its employees under the securities laws of such state to register as a broker, dealer or agent or to register or otherwise qualify the Common Stock for sale in such state. No payments will be made in lieu of the granting of subscription rights to such persons.

12.  VOTING RIGHTS AFTER CONVERSION.

     Following Conversion, voting rights with respect to the Bank will be held and exercised exclusively by the holders of the stock of the Bank; the Holding Company, if utilized, shall own all of the issued and outstanding stock of the Bank.

13.  ESTABLISHMENT OF A LIQUIDATION ACCOUNT.

     (a) The Bank will, at the time of Conversion, establish a "Liquidation Account" in an amount equal to the amount of equity capital of the Bank, less any subordinated debt approved as bona fide capital of the Bank, as of the latest practicable date prior to Conversion. The function of the Liquidation Account is to establish a priority on liquidation and, except as provided for in this Section 13, shall not operate to restrict the use or application of any of the equity capital of the Bank.

     (b)    The Liquidation Account shall be maintained, for a period of ten
(10) years after the effective date of the Conversion, by the Bank for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders (if any) who continue to maintain deposit accounts at the Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder (if any) will have a separate inchoate interest in the Liquidation Account in relation to each deposit account making up a Qualifying Deposit. Such inchoate interests are referred to herein as "Subaccount Balances."

     (c) Each initial Subaccount Balance in the Liquidation Account held by an Eligible Account Holder and/or Supplemental Eligible Account Holder (if any) shall be an amount determined by multiplying the amount in the Liquidation Account by a fraction, the numerator of which is the amount of Qualifying Deposits in such deposit account on the Eligibility Record Date or the Supplemental Eligibility Record Date (if any), as appropriate, and the denominator of which is the total amount of all Qualifying Deposits of Eligible Account Holders and Supplemental Account Holders (if any) on the corresponding record date. For deposit accounts in existence at both dates, separate Subaccounts shall be determined on the basis of the Qualifying Deposits in such deposit accounts on such record dates.

     (d) Each initial Subaccount Balance in the Liquidation Account shall never be increased, but will be subject to downward adjustment as follows. If the balance in the deposit account to which a Subaccount Balance relates, at the close of business on any annual fiscal year closing date of the Bank subsequent to the corresponding record date, is less than the lesser of (i) the deposit balance in such savings account at the close of business on any other annual fiscal year closing date subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date (if any), or (ii) the amount of the Qualifying Deposit as of the Eligibility Record Date or Supplemental Eligible Record Date (if any), then the Subaccount Balance for such deposit account shall be adjusted by reducing such Subaccount Balance in an amount proportionate to the reduction in such account balance. In the event of such downward adjustment, the Subaccount Balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related deposit account. If any deposit account is closed, its related Subaccount Balance shall be reduced to zero upon such closing.

     (e) In the event of a complete liquidation of the converted Bank (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder (if any) shall receive from the Liquidation Account a liquidation distribution in the amount of the then-current adjusted Subaccount Balances for deposit accounts then held, before any liquidation distribution may be made to any holders of the conversion stock of the converted Bank. No merger, consolidation, purchase of bulk assets with assumption of deposit accounts and other liabilities, or similar transactions in which the converted Bank is not the surviving institution, will be deemed to be a complete liquidation for this purpose, and, in any such transaction, the Liquidation Account shall be assumed by the surviving institution.

14.  TRANSFER OF DEPOSIT ACCOUNT.

     Each deposit account in the Bank at the time of the Conversion will constitute, without payment or further action by the account holder, a withdrawable deposit account in the converted Bank equivalent in withdrawable amount to the withdrawable value, and subject to the same terms and conditions (except as to voting and liquidation rights) as such deposit account in the Bank at the time of the Conversion.

15.  RESTRICTION ON TRANSFER OF CONVERSION STOCK OF OFFICERS AND DIRECTORS.

     (a) All Conversion Stock purchased by Officers and Directors of the Holding Company and the Bank and their Associates either directly from the Holding Company or the Bank (by subscription or otherwise) or from an underwriter of such Shares will be subject to the restriction that no such Shares shall be sold for a period of one year following the date of purchase of such Shares, except in the event of the death of the Officer or Director unless such sale or exchange is approved by the Commissioner.

     (b) With respect to all Conversion Stock subject to restriction on subsequent disposition pursuant to the above paragraph, each of the following provisions shall apply:

     (i) Each certificate representing such Shares shall bear a legend prominently stamped on its face giving notice of such restriction;

     (ii) Instructions will be given to the transfer agent for the converted Bank or the Holding Company not to recognize or effect any transfer of any certificates representing such Shares, or any change of record ownership thereof in violation of such restriction on transfer; and

     (iii) Any stock of the Holding Company issued in respect of a stock dividend, stock split or otherwise in respect of ownership of outstanding Shares subject to restrictions on transfer hereunder will be subject to the same restrictions as are applicable to the Conversion Stock in respect of which such Shares are issued.

16.  RESTRICTION ON STOCK PURCHASES BY OFFICERS AND DIRECTORS.

     No purchases of outstanding shares of common stock of the Holding Company by Directors, Officers and their Associates of the Holding Company and the Bank may be made during the three-year period following the Conversion, except through a broker or dealer registered with the SEC or the State of Connecticut Department of Banking, except with the prior written approval of the Commissioner. This restriction does not apply, however, to: (a) negotiated transactions involving more than one percent of the outstanding common stock of the Holding Company; (b) the purchase of common stock made pursuant to an employee stock option plan or employee stock purchase plan which meets the requirements of Section 423 of the Internal Revenue Code; or (c) the purchase of common stock pursuant to a non-tax-qualified employee stock benefit plan which may be attributable to individual Officers and Directors of the Bank or Holding Company.

17.  AMENDMENT AND TERMINATION OF THE PLAN.

     This Plan may be substantively amended by the Board of Directors of the Bank in its sole discretion at any time with the concurrence of the Commissioner and, if necessary, the FDIC, or as a result of comments from regulatory authorities. Such amendment may be prior or subsequent to the approval of the Corporators and, if subsequent to the approval of the Corporators, without their further approval unless required by the Commissioner and/or the FDIC. This Plan may be terminated by the Directors of the Bank at any time.

     By adoption of this Plan, the Corporators of the Bank authorize the Board of Directors to amend or terminate the Plan under the circumstances set forth in this Section.

18.  TIME PERIOD FOR COMPLETION OF CONVERSION.

     The Conversion shall be completed within 24 months from the date this Plan is approved by the Board of Directors of the Bank.

19.  EXPENSES OF CONVERSION.

     The expenses incurred in connection with the Conversion shall be reasonable.

20.  REGISTRATION UNDER SECURITIES EXCHANGE ACT OF 1934.

     The Holding Company shall register its Conversion Stock under the Securities Exchange Act of 1934, as amended, concurrently with or promptly following the Conversion. The Holding Company shall not deregister such securities for a period of three years thereafter.

21.  MARKET FOR CONVERSION STOCK.

     The Bank and Holding Company shall use its best efforts to (i) encourage and assist a market maker to establish and maintain a market for the Conversion Stock, and (ii) list or quote the shares on a national or regional securities exchange or on the Nasdaq Stock Market.

22.  CONVERSION STOCK NOT INSURED.

     The Conversion Stock will not be insured by the FDIC or any other federal or state government agency or authority.

23.  NO LOANS TO PURCHASE STOCK.

     The Bank shall not loan funds or otherwise extend credit to any Person to purchase Conversion Stock in connection with the Conversion.

24.  RESTRICTIONS ON ACQUISITION.

     Current Connecticut regulations provide that for a period of three years following completion of the Conversion (unless this Plan provides for a longer period), no Person, acting singly or with an Associate or group of Persons Acting In Concert, shall directly, or indirectly, offer to acquire or acquire the beneficial ownership of more than ten percent (10%) of any class of an equity security of the Holding Company without the prior approval of the Commissioner. This Section shall not apply to the acquisition of ownership by one or more Tax-Qualified Employee Stock Benefit Plan of the Bank, provided that the plan or plans do not have beneficial ownership in the aggregate of more than twenty-five percent (25%) of any class of any equity security of the Holding Company. Where any person directly or indirectly, acquires beneficial ownership of more than ten percent (10%) of any class of any equity security of the Holding Company within such three-year period without the prior approval of the Commissioner, stock of the Holding Company beneficially owned by such person in excess of ten percent (10%) shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote. The restrictions on acquisition provided for by this Section shall apply for a period of five years following the consummation of the Conversion.

25.  STOCK CERTIFICATE OF INCORPORATION AND BYLAWS.

     As part of the Conversion, an amended Stock Certificate of Incorporation and Bylaws will be adopted to authorize the Bank to operate as a state-chartered capital stock savings bank. By approving the Plan, the Corporators of the Bank will thereby approve the amended Stock Certificate of Incorporation and Bylaws of the Bank. Prior to completion of the Conversion, the proposed Stock Certificate of Incorporation and Bylaws of the Bank may be amended in accordance with the provisions and limitations for amending the Plan under Section 17 herein. The effective date of the adoption of the Stock Certificate of Incorporation and Bylaws of the Bank shall be the date of the issuance of the Conversion Stock, which shall be the date of consummation of the Conversion.

26.  CONDITIONS TO CONVERSION.

     The conversion of the Bank pursuant to this Plan is expressly conditioned upon the following:

     (a) Prior receipt by the Bank of either rulings of the United States Internal Revenue Service and the Connecticut taxing authorities, or opinions of counsel or independent auditors, substantially to the effect that the conversion will not result in any adverse federal or state tax consequences to Eligible Account Holders or to the Bank and the Holding Company before or after the Conversion;

     (b) The sale of all of the Conversion Stock offered in the Conversion pursuant to this Plan; and

     (c)  The completion of the Conversion within the time period specified in
Section 3 of this Plan.

27.  INTERPRETATION

     All interpretations of this Plan and application of its provisions to particular circumstances by a majority of the Board of Directors of the Bank shall be final, subject to the authority of the Commissioner and FDIC.

                                                                       EXHIBIT I

                      STOCK CERTIFICATE OF INCORPORATION
                                      FOR
                             AMERICAN SAVINGS BANK

     Section 1. Corporate Title.  The full corporate title of the Bank is
     --------------------------
"American Savings Bank."

     Section 2. Office.  The main office of the Bank shall be located in the
     -----------------
City of New Britain, in the County of Hartford, State of Connecticut.

     Section 3.  Powers.  The Bank is a stock savings bank chartered under Title
     ------------------
36a of the Connecticut General Law and has and may exercise all the express, implied and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto.

     Section 4.  Duration.  The duration of the Bank is perpetual.
     --------------------

     Section 5.  Stock.  The total number of shares of all classes of the stock
     -----------------
which the Bank has authority to issue is two million (2,000,000), of which one million (1,000,000) shall be common stock, par value $1.00 per share, and one million (1,000,000) shall be serial preferred stock, par value $1.00 per share. The shares may be issued by the Bank from time to time as approved by its board of directors without the approval of its shareholders except as otherwise provided in this Section 5, or subject to applicable law. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the stated value per share and otherwise shall comply with all requirements of Connecticut Law. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Bank. The consideration for the shares shall be cash, tangible or intangible property, labor or services actually performed for the Bank or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor or services, as determined by the board of directors of the Bank, shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the Bank which is transferred to stated capital upon the issuance of the shares as a stock dividend shall be deemed to be the consideration for their issuance.

     A description of the different classes and series of the Bank's stock and a statement of the designations, and the relative rights, preferences and limitations of the shares of each class of and series of stock are as follows:

     A.   Common Stock.  Except as provided in this Section 5 (or in any
          ------------
          supplementary sections hereto) the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder.

          Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends; but only when and as declared by the board of directors.

          In the event of any liquidation, dissolution, or winding up of the Bank, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Bank's available for distribution remaining after: (i) payment or provision for payment of the Bank's debts and liabilities; (ii) distributions or provision for distributions in settlement of its liquidation account;

          and (iii) distributions or provision for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the Bank. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

     B.   Preferred Stock.  The Bank may provide for one or more classes of
          ---------------
          preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated and the terms set forth so as to distinguish the shares thereof from the shares of all other series and classes. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

          1. The distinctive serial designation and the number of shares constituting such series;

          2. The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

          3. The voting powers, full or limited, if any, of shares of such series;

          4. Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed;

          5. The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Bank;

          6. Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

          7. Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Bank and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

          8. The price or other consideration for which the shares of such series shall be issued; and

          9. Whether the shares of such series which are converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

     Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

     The board of directors shall have authority to divide any authorized class of preferred stock into series, and, within the limitations set forth in this section and the remainder of this Certificate of Incorporation, fix and determine the relative rights and preferences of the shares of any series so established.

     Prior to the issuance of any preferred shares of a series established by resolution adopted by the board of directors, the Bank shall file a statement with respect to the shares executed by the Bank with the Connecticut Secretary of State. Such statement shall include, among other things, the resolution. Upon the filing of the statement with the Connecticut Secretary of State or upon an effective date otherwise specified in the statement, whichever is later, the resolution shall become effective and shall operate as an amendment of the Certificate of Incorporation.

     Section 6.  Preemptive Rights.  Holders of the stock of the Bank shall not
     -----------------------------
be entitled to preemptive rights with respect to shares of the Bank which may be issued.

     Section 7.  Repurchase of Shares.  The Bank may from time to time, pursuant
     --------------------------------
to authorization by the board of directors of the Bank and without action by the shareholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness, or other securities of the Bank in such a manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Bank outstanding at the time of the purchase or acquisition in question or as are imposed by law or by regulation or order of the Connecticut Banking Commissioner. Such shares shall constitute authorized but unissued shares.

     Section 8.  Liquidation Account.  The Bank shall establish and maintain a
     -------------------------------
liquidation account for the benefit of its deposit account holders as of December 31, 1997 ("Eligible Account Holders") and its deposit account holders as of _______, 1999 (if any) ("Supplemental Eligible Account Holders"). In the event of a complete liquidation of the Bank it shall comply with applicable rules and regulations with respect to the amount and the priorities on liquidation of each of the Bank's Eligible Account Holder's and Supplemental Eligible Account Holder's (if any) inchoate interests in the liquidation account to the extent it is still existence; provided, however, that an Eligible Account Holder's and Supplemental Eligible Account Holder's (if any) inchoate interest in the liquidation account shall not entitle such Eligible Account Holder or Supplemental Eligible Account Holder (if any) to any voting rights at meetings of the Bank's shareholders. Such account shall terminate on the tenth anniversary of the effective date of the conversion of the Bank from the mutual to capital stock form of organization.

     Section 9.  Certain Provisions Applicable For Five Years.  Notwithstanding
     --------------------------------------------------------
anything contained in the Bank's certificate of incorporation or bylaws to the contrary, for a period of five years from the date of consummation of the conversion of the Bank from mutual to stock form, the following shall apply:

     Beneficial Ownership Limitation.  No person shall directly or indirectly
     -------------------------------
     offer to acquire or acquire the beneficial ownership of (1) more than five percent (5%) of any class of equity security of the Bank without the prior written approval of the Board of Directors of the Bank, or (2) more than ten percent (10%) of any class of any equity security of the Bank without the prior written approval of the Commissioner. This limitation shall not apply to a transaction in which the Bank forms a holding company without a change in the respective beneficial ownership interests of its shareholders other than pursuant to the exercise of any dissenter and appraisal rights, the purchase of shares by underwriters in connection with a public offering, or the purchase of shares by one or more tax-qualified employee stock benefit plans provided the plan or plans do not have beneficial ownership, in the aggregate, of more than 25% of any class.

     In the event shares are acquired in violation of this Section 9, all shares beneficially owned by any person in excess of five percent (5%) or ten percent (10%), as the case may be, shall be considered "excess shares" and shall not be counted as shares entitled to vote, shall not be voted by any person or counted as voting shares in connection with any matter submitted to the shareholders for a vote, and shall not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the shareholders for a vote.

     For purposes of this Section 9, the following definitions apply:

     1. The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Bank.

     2. The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

     3. The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

     4. The term "acting in concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.

     Section 10.  Directors.  The Bank shall be under the direction of a board
     ----------------------
of directors. The board of directors shall consist of one or more individuals, as fixed in the Bank's Bylaws.

     Section 11.  Liability of Directors.  The personal liability of any
     -----------------------------------
director to the Bank or its shareholder for monetary damages for breach of duty as a director is hereby limited to the amount of the compensation received by the director for serving the Bank during the year of the violation if such breach did not (i) involve a knowing and culpable violation of law by the director, (ii) enable the director or an associate, as defined in subdivision
(3) of Section 33-843 of the Connecticut General Statutes, to receive an improper personal economic gain, (iii) show a lack of good faith and a conscious disregard for the duty of the director to the Bank under circumstances in which the director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the Bank, (iv) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Bank, or (v) create liability under Section 36a-58 of the Connecticut General Statutes. Any lawful repeal or modification of this provision by the shareholders and the Board of Directors of the Bank shall not adversely affect any right or protection of a director existing at or prior to the time of such repeal or modification.

     Section 12.  Amendment of Certificate of Incorporation and Bylaws.  No
     -----------------------------------------------------------------
amendment, addition, alteration, change or repeal of this Certificate of Incorporation shall be made, unless such is first proposed by the Board of Directors of the Bank and thereafter approved by the shareholders by the affirmative vote of a majority of the total votes eligible to be cast at a legal meeting.

     The board of directors or the shareholders may adopt, alter, amend or repeal the bylaws of the Bank. Such action by the board of directors shall require the affirmative vote of a majority of the directors then in office.
Such action by the shareholders shall require the affirmative vote of a majority of the total votes cast by shareholders.

     Section 13.  Cumulative Voting Limitation.  Shareholders shall not be
     -----------------------------------------
permitted to cumulate their votes for the election of directors.

     Section 14.  Call For Special Meetings.  Special meeting of shareholders
     --------------------------------------
relating to changes in control of the Bank or amendments to its certificate of incorporation shall be called by the chairman of the board, the president or the secretary upon the written request of five of the directors or the holders of at least ten percent (10%) of all the votes entitled to be cast.


                                              AMERICAN SAVINGS BANK



Attest: ___________________________           By: ____________________________
        Richard J. Moore                          Robert T. Kenney
        Senior Vice President and Secretary       President and Chief Executive
                                                  Officer

                                                                      EXHIBIT II

                                 STOCK BYLAWS
                                      FOR
                             AMERICAN SAVINGS BANK


                            ARTICLE I - HOME OFFICE

     The home office of American Savings Bank (the "Bank") shall be at 178 Main Street, New Britain, in the County of Hartford, in the State of Connecticut.

                           ARTICLE II - SHAREHOLDERS

     Section 1.  Place of Meetings.  All annual and special meetings of
     -----------------------------
shareholders shall be held at the home office of the Bank or at such other convenient place as the board of directors may determine.

     Section 2.  Annual Meeting.  A meeting of the shareholders of the Bank for
     --------------------------
the election of directors and for the transaction of any other business of the Bank shall be held annually on the last Wednesday of January of each year or at such other date as the board of directors may determine.

     Section 3.  Special Meetings.  Special meetings of the shareholders for any
     ----------------------------
purpose or purposes may be called at any time by the chairman of the board, the president, or the secretary upon the written request of five of the directors or the holders of not less than ten percent (10%) of all of the outstanding capital stock of the Bank entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the secretary.

     Section 4.  Conduct of Meetings.  Annual and special meetings shall be
     -------------------------------
conducted in accordance with any requirements prescribed by applicable law or these bylaws or adopted by the board of directors. The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

     Section 5.  Notice of Meetings.  Written notice stating the place, day, and
     ------------------------------
hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, or the secretary, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Bank as of the record date prescribed in Section 6 of this Article II with postage prepaid. When any stockholders' meeting, either annual or special, is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

     Section 6.  Fixing of Record Date.  For the purpose of determining
     ---------------------------------
shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 70 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment, unless such meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     Section 7. Voting Lists.  After fixing the record date for the meeting, the
     -----------------------
officer or agent having charge of the stock transfer books for shares of the Bank shall make a complete list of the shareholders of record entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the Bank and shall be subject to inspection by any shareholder of record, the shareholder's agent or attorney at any time during usual business hours beginning two business days after the notice of the meeting is given for which the list was prepared and continuing through the meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder of record, the shareholder's agent or attorney during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     Section 8. Quorum.  A majority of the outstanding shares of the Bank
     -----------------
entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for that adjourned meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number of shareholders voting together or voting by classes is required by law or the charter. Directors, however, are elected by a plurality of the votes cast at an election of directors.

     Section 9. Proxies.  At all meetings of shareholders, a shareholder may
     ------------------
vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact and filed with the secretary of the Bank, the inspector of election or the officer or agent of the Bank authorized to tabulate votes. A proxy shall be filed with the secretary of the Bank prior to the meeting to the extent required by Connecticut law. Proxies solicited on behalf of the board of directors shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a person or persons acting as proxy pursuant to the direction of the board of directors. A proxy, unless the proxy states it is irrevocable and is coupled with an interest, shall be revocable at will notwithstanding any agreement to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Bank. A proxy shall not be revoked by the death or incompetency of the maker unless, before the vote is counted or the authority exercised, written notice of such death or of an adjudication of such incompetence is received by the secretary or other officer or agent authorized to tabulate votes. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

     Section 10. Voting of Shares in the Name of Two or More Persons.  When
     ---------------------------------------------------------------
ownership stands in the name of two or more persons, in the absence of written directions to the Bank to the contrary, at any meeting of the shareholders of the Bank any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     Section 11. Voting of Shares by Certain Holders.  Shares standing in the
     -----------------------------------------------
name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares outstanding in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name.

Shares held in trust in an IRA or Keogh Account, however, may by voted by the Bank if no other instructions are received. Shares outstanding in the name of a receiver may be voted by such receiver, and shares held by or under control of a receiver may be voted by such receiver without the transfer into his or her name if authority to do so is consigned in an appropriate order of the court or other public authority by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Neither treasury shares of its own stock held by the Bank nor shares held by another Corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Bank, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     Section 12. Inspectors of Election.  In advance of any meeting of
     ----------------------------------
shareholders, the board of directors may appoint one or more inspectors to act at a meeting of shareholders and make a written report of the inspector's determinations. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president. Each inspector shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of the inspector's ability. An inspector may be an officer or employee of the Bank.

     Unless otherwise prescribed by law, the duties of such inspectors shall include: determining the number of shares outstanding and the voting power of each share, the shares represented at the meeting, and the validity of proxies and ballots; counting and tabulating all votes or consents; and determining the result.

     Section 13. Nominating Committee.  The board of directors shall appoint a
     --------------------------------
nominating committee for selecting the management nominees for election as directors. Such committee shall consist of the chairman of the board, the president and not less than three directors who are not officers. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 10 days prior to the date of the annual meeting. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the Bank at least 30 days prior to the date of the annual meeting. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 10 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

     Section 14. New Business.  Any new business to be taken up at the annual
     ------------------------
meeting other than at the direction of the board of directors shall be stated in writing and filed with the secretary of the Bank at least 30 days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal other than at the direction of the board of directors shall be acted upon at the annual meeting. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees.

     Section 15. Informal Action by Shareholders.  Any action required to be
     -------------------------------------------
taken at a meeting of the shareholders, or any other action which may be taken at a meeting of shareholders, may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

     Section 16. Adjournment. Any meeting may be adjourned for any period.
     -----------------------

                       ARTICLE III - BOARD OF DIRECTORS

     Section 1. General Powers.  The business and affairs of the Bank shall be
     -------------------------
under the direction of its board of directors. The board of directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

     Section 2. Number and Term.  The board of directors shall consist of that
     --------------------------
number of directors specified by resolution adopted by the board of directors and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

     Section 3. Regular Meetings.  A regular meeting of the board of directors
     ---------------------------
shall be held without other notice than this bylaw following the annual meeting of shareholders. The board of directors shall meet regularly without notice at least once per month at a time and place fixed by resolution of the board of directors. Directors may participate in a meeting by means of a conference telephone or similar communications device through which all persons participating can hear each other at the same time. Participation by such means shall constitute presence in person for all purposes.

     Section 4. Qualification.  A director need not be a resident of the State
     ------------------------
of Connecticut nor a shareholder of the Bank.

     Section 5. Special Meetings.  Special meetings of the board of directors
     ---------------------------
may be called at any time by the chairman of the board, the president, or in their absence or disability, by a vice-president and shall be called by the secretary whenever requested in writing by any five directors. Members of the board of directors may participate in special meetings by making use of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person for all purposes.

     Section 6. Notice.  Notice of any special meeting shall be given to each
     -----------------
director at least two (2) days prior to such meeting, by mail or otherwise (including, when necessary, by facsimile or orally by telephone) specifying the date, time and place of the meeting. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting, or promptly upon his arrival, objects to holding the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice of waiver of notice of such meeting.

     Section 7. Quorum.  Five members of the board of directors shall constitute
     -----------------
a quorum for the transaction of business at any meeting of the board of directors; but if less than five directors is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

     Section 8. Manner of Acting.  The act of the majority of the directors
     ---------------------------
present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by law or by these bylaws.

     Section 9. Action Without a Meeting.  Any action required or permitted to
     -----------------------------------
be taken by the board of directors at a meeting may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by all of the directors.

     Section 10. Resignation.  Any director may resign at any time by sending a
     -----------------------
written notice of such resignation to the board of directors, the chairman of the board or the Bank. Such resignation shall take effect when delivered unless the notice specifies a later effective date upon receipt by the chairman of the board or the president.

     Section 11. Vacancies.  Any vacancy occurring on the board of directors may
     ---------------------
be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve only until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

     Section 12. Compensation.  Directors, as such, may receive a stated fee for
     ------------------------
their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for attendance at committee meetings as the board of directors may determine.

     Section 13. Presumption of Assent.  A director of the Bank who is present
     ---------------------------------
at a meeting of the board of directors at which action on any association matter is taken shall be presumed to have assented to the action taken unless: (a) he or she objects at the beginning of the meeting, or promptly upon his arrival, to holding it or transacting business at the meeting; (b) his or her dissent or abstention from the action taken shall be entered in the minutes of the meeting; or (c) he or she shall file a written notice of such dissent or abstention to such action with the presiding officer of the meeting before the adjournment thereof or to the Bank immediately after adjournment of the meeting. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

     Section 14. Removal of Directors.  At a meeting of shareholders called
     --------------------------------
expressly for that purpose, any director may be removed only for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If a director is elected by a voting group of shareholders, only the shareholders of that group may participate in the vote to remove him.

     Section 15.  Age Limitation.  For all directors serving at the time these
     ---------------------------
bylaws are filed with the Secretary of State ("Current Directors"), the retirement age shall be seventy-five (75) years of age and each such director may not serve beyond December 31/st/ in the calendar year in which he or she attains seventy-five (75) years of age; provided that any such Current Directors who are seventy-five (75) years of age or older at the time of the filing of these bylaws, or who will become seventy-five (75) years of age prior to December 31, 1999, may serve until December 31, 2000. For all non-Current Directors, the retirement age shall be seventy (70) years of age and each such non-Current Director may not serve beyond December 31/st/ in the calendar year in which he or she attains seventy (70) years of age.

                            ARTICLE IV - COMMITTEES

     Section 1. Committees.  The board of directors, by resolution adopted by a
     ---------------------
majority of the full board, may create one or more committees and appoint members of the board of directors to serve on them. Each committee shall have two or more members who serve at the pleasure of the board of directors. The designation of any committee pursuant to this Section 1 of Article IV and the delegation of authority shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

     Section 2. Executive Committee.  The executive committee, when the board of
     ------------------------------
directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to: the declaration of dividends; the amendment of the certificate of incorporation or bylaws of the Bank, or recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease or other disposition of all or substantially all of the property and assets of the Bank other than in the usual and regular course of business; a voluntary dissolution of the Bank; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

     Section 3. Audit Committee.  There shall be an audit committee composed of
     --------------------------
not less than two directors, none of whom shall be officers of the Bank. The chief executive officer shall, however, make himself available to the committee to answer questions and provide information as are relevant to the committee's responsibilities. The duties of this committee shall be to cause suitable examinations to be made at least annually of the affairs of the Bank. The results of such examinations shall be reported in writing to the board of directors following completion of any such examination.

     Section 4. Finance Committee.  The board of directors shall appoint a
     ----------------------------
finance committee of not less than three directors, the president and the chairman of the board who shall act as advisor to the chief executive officer in the purchase for the Bank of such bonds, stock and other securities authorized by statute; and in the sale of such bonds, stock and other securities owned by the Bank, and whose recommendations concerning the same shall be reported to the board of directors.

     Section 5. Human Resources Committee.  There shall be a human resources
     ------------------------------------
committee composed of the chairman of the board, the president and not less than two other directors of the Bank. The committee shall have the power to recommend to the board of directors compensation and benefit plans for officers and employees. The committee shall also take into consideration other personnel matters as they arise.

     Section 6. Other Committees.  The board of directors may by resolution
     ---------------------------
establish other committees composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Bank and may prescribe the duties, constitution, and procedures thereof.

                             ARTICLE V - OFFICERS

     Section l. Positions.  The officers of the Bank shall be a president, one
     --------------------
or more vice presidents, a secretary, and a treasurer, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The chairman of the board and the president shall be a member of the board of directors. The same person may serve as both chairman of the board and president. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Bank may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     Section 2. Appointment and Term of Office.  The officers of the Bank shall
     -----------------------------------------
be appointed annually at the first meeting of the board of directors held after each annual meeting of the shareholders. If the appointment of officers is not made at such meeting, such appointment shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly appointed and qualified or until the officer's death, resignation or removal in the manner hereinafter provided. Appointment of an officer, employee, or agent shall not of itself create contractual rights. The board of directors may authorize the Bank to enter into an employment contract with any officer in accordance with applicable regulations; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

     Section 3. Removal.  Any officer may be removed by the board of directors
     ------------------
at any time with or without cause. An officer's removal does not affect the officer's contract rights, if any, with the Bank.

     Section 4. Vacancies.  A vacancy in any office because of death,
     --------------------
resignation, removal, disqualification, or otherwise may be filled by the board of directors for the unexpired portion of the term.

     Section 5. Remuneration. The remuneration of the officers shall be fixed
     -----------------------
from time to time by the board of directors.

     Section 6.  Chairman of the Board.  If there be a chairman of the board, he
     ---------------------------------
or she shall preside at all meetings of the Bank and the board of directors and shall have all powers and perform all duties incidental to his or her office and as may be assigned to him or her from time to time by the board of directors.

     He or she shall be an ex-officio member of all committees of the board of directors, except the audit committee, on which he or she may not serve. The chairman or the board or president, whichever shall be designated by the board of directors, shall be the chief executive officer of the Bank, directing its policy and the conduct of its affairs. Subject to the approval of the board of directors and in consultation with the finance committee, the chief executive officer is authorized to invest and reinvest funds of the Bank, and shall perform such duties and have such powers as may from time to time be prescribed by statute, by these bylaws and by the board of directors.

     Section 7.  President.  The president shall preside at all meetings of the
     ---------------------
Bank and of the board of directors if there be no chairman of the board. The president shall be chief executive officer unless the chairman of the board has been so designated, in which case the president shall have such other powers and duties as may be prescribed from time to time by the board of directors or as shall be delegated to him or her by the chief executive officer. He or she shall, in any event, be an ex-officio member on all committees, except the audit committee, on which he or she may not serve. In the absence of the president, a vice-president shall preside at all meetings of the Bank or the board of directors, and if the president and all vice presidents shall be absent a chairman pro-tem shall be elected.

     Section 8.  Vice-Presidents.  The vice-president or vice-presidents shall
     ---------------------------
do and perform such duties as may be allocated to their offices by statute and shall do and perform such other duties as from time to time may be assigned to them by the chief executive officer and, in the absence of the chief executive officer, they shall assume such duties as are or have been assigned to them by the board of directors.

     Section 9.  Treasurer.  The treasurer shall, subject to the supervision and
     ---------------------
control of the board of directors, have custody of the funds, securities and other property of the Bank; shall have such powers and perform such duties as may be allocated to his or her office by statute and shall do and perform such other duties as from time to time may be assigned to him or her by the chief executive officer or the board of directors.

     Section 10.  Secretary.  The secretary shall keep the minutes of all
     ----------------------
meetings of the Bank and of the board of directors. He or she shall have charge of the seal of the Bank and in general perform all the duties incident to this office and such other duties as may from time to time be assigned to him or her by the chief executive officer or the board of directors.

     Section 11.  Other Officers.  Other officers, if any, shall have such
     ---------------------------
powers and perform such duties as may be assigned to them from time to time by the chief executive officer or the board of directors.

     Section 12.  Powers Resolutions.  The board of directors shall adopt, at
     -------------------------------
the annual meeting of the Directors or more frequently as may appropriate, "Powers Resolutions" pursuant to which it shall designate particular classes of officers and employees to be authorized to perform designated powers on behalf of the Bank. Such resolutions shall constitute authorization for any person holding the appropriate office so long as such resolutions remain in effect. Such Powers Resolutions shall be adopted in form similar to the specimen attached as Schedule A to these bylaws. Such powers shall be in addition to such general powers as officers and employees otherwise have by virtue of these bylaws or applicable law.

                         ARTICLE VI - INDEMNIFICATION

     The board of directors shall indemnify and reimburse each director, officer or employee of this Bank, or any other agent or person performing on behalf of the Bank, and his or her heirs, executors, or administrators, to the full extent provided by law, including but not limited to those situations for which reimbursement and indemnification is permitted under Sections 33-770 through 33-778, inclusive, of the Connecticut General Statutes.

             ARTICLE VII - CONTRACTS, LOANS, CHECKS, AND DEPOSITS

     Section 1. Contracts.  To the extent permitted by applicable law and
     --------------------
regulations, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Bank to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Bank. Such authority may be general or confined to specific instances.

     Section 2. Loans.  No loans shall be contracted on behalf of the Bank and
     ----------------
no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

     Section 3. Checks, Drafts, etc.  All checks, drafts, or other orders for
     ------------------------------
the payment of money, notes, or other evidences of indebtedness issued in the name of the Bank shall be signed by one or more officers, employees or agents of the Bank in such manner as shall from time to time be determined by the board of directors.

     Section 4. Deposits.  All funds of the Bank not otherwise employed shall be
     -------------------
deposited from time to time to the credit of the Bank in any duly authorized depositories as the board of directors may select.


           ARTICLE VIII - CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 1. Certificates for Shares.  Certificates representing shares of
     ----------------------------------
capital stock of the Bank shall be in such form as shall be determined by the board of directors and permitted by law. Such certificates shall be signed by the chief executive officer or by any other officer of the Bank authorized by the board of directors, attested by the secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Bank itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the owner of shares and date of issue, shall be entered on the stock transfer books of the Bank. All certificates surrendered to the Bank for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and cancelled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Bank as the board of directors may prescribe.

     Section 2. Transfer of Shares.  Transfer of shares of capital stock of the
     -----------------------------
Bank shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney authorized by a duly executed power of attorney and filed with the Bank. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Bank shall be deemed by the Bank to be the owner for all purposes.

                           ARTICLE IX - FISCAL YEAR

     The fiscal year of the Bank shall end on the thirty-first day of December of each year. The appointment of accountants shall be subject to annual ratification by the shareholders.

                             ARTICLE X - DIVIDENDS

     Subject to the terms of the Bank's certificate of incorporation and applicable law and regulation, the board of directors may, from time to time, declare, and the Bank may pay, dividends on its outstanding shares of capital stock.

                          ARTICLE XI - CORPORATE SEAL

     The board of directors shall provide the Bank seal which shall be two concentric circles between which shall be the name of the Bank. The year of incorporation or an emblem may appear in the center.

                         ARTICLE XII - CONNECTICUT LAW

     Any provision required by Connecticut law to be included in these bylaws shall be deemed to be included herein and to the extent any other provision of these bylaws is inconsistent with any such required provisions, the required provisions shall govern.

                           ARTICLE XIII - AMENDMENTS

          These bylaws may be amended by: (i) the approval of the amendment by a majority vote of the authorized board of directors; or (ii) a majority vote of the votes cast by the shareholders of the Bank at any legal meeting. When the Bank fails to meet its quorum requirements, solely due to vacancies on the board, then the affirmative vote of a majority of the sitting board will be required to amend the bylaws.

                                  SCHEDULE A
                                  ----------

                              POWERS RESOLUTIONS


OFFICE AUTHORIZED TO PERFORM FUNCTION                      POWER AUTHORIZED
----------------------------------------                   ----------------

 1.  President, Chief Executive                        1.  To execute documents conveying real property interests of the Bank
     Officer, Executive Vice President,                    (quit-claim deeds, etc.).
     Treasurer, Vice Presidents in Loan
     Divisions

 2.  President, Chief Executive                        2.  To execute releases of mortgage.
     Officer, Executive Vice President,
     Treasurer, Officers in Loan
     Divisions

 3.  President, Chief Executive                        3.  To sell, assign, transfer and deliver any and all stock
     Officer, Executive Vice President,                    securities, bonds, notes, certificates of indebtedness or other
     Treasurer, Finance Officer                            equity or obligations of the Banks.

 4.  President, Chief Executive                        4.  To execute checks or drafts drawn by or on behalf of the Bank and
     Officer, Executive Vice President,                    drawn on the Bank or any other bank.
     Treasurer, All Other Officers,
     Managers, Administrative
     Assistants, Loan Counselors,
     Senior Loan Clerk

 5.  President, Chief Executive                        5.  To execute the transfer of Bank funds to and from correspondent
     Officer, Chief Financial Officer,                     banks.
     Treasurer, Finance Officer,
     Controller

 6.  President, Chief Executive                        6.  To execute official Bank or correspondent bank checks, drafts or
     Officer, Executive Vice President,                    other documents.
     Treasurer

 7.  Executive Officers                                7.  To execute any and all agreements, contracts and documents involving the Bank including the lease of real or personal property.

 8.  President, Chief Executive                        8.  To execute any and all documents relating to the Bank's purchase
     Officer, Executive Vice President,                    or sale of assets in the ordinary course of the Bank's business.
     Treasurer

 9.  President, Chief Executive                        9.  To execute any and all documents relating to the loans for or on
     Officer, Executive Vice President,                    behalf of the Bank and to give security for any such loans, all as
     Treasurer                                             is consistent with the ordinary course of the Bank's business.

10.  President, Chief Executive                        10. To execute any and all trust instruments, contracts, agreements
     Officer, Executive Vice President,                    and other documents relating to the Bank's activity as a trustee
     Treasurer, Trust Vice Presidents                      or other fiduciary, to assume on behalf of the Bank any and all responsibilities as a trustee or other fiduciary, and to generally take or supervise such actions as are necessary or appropriate to the carrying out of such responsibilities on behalf of the Bank.

11.  President, Chief Executive                        11. To execute any and all contracts, agreements and other documents
     Officer, Executive Vice President,                    relating to the establishment, maintenance and modification of
     Treasurer, Trust Vice Presidents                      investment advisory relationships, brokerage accounts, trading accounts and other securities related accounts, and to take any and all such actions, including but not limited to effecting the purchase and sale, margin, option, transfer or other acquisition or disposition of securities or derivative securities and making endorsements thereto as are necessary or appropriate pursuant to such contracts, agreements and other documents.